UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2018

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(604) 376-3567
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure

On November 27, 2018, Body and Mind Ind. (the “Company”) issued a news release to announce the Company has delivered the first shipments of cannabis infused beef jerky products to dispensaries in Nevada.

Meat snacks in the United States were a $2.8 Billion USD category for the year ended Feb 25, 2017 as reported by Nielsen Retail Measurement Services. Roughly $1.5 Billion USD was attributed to beef jerky and $1.3 Billion USD in sales were from beef sticks.

The Company’s beef jerky is available at dispensaries in Nevada in Pepper, Teriyaki and Sriracha flavours.

In preparation for the holiday season, the Company has launched a boxed set holiday offering. The boxed set includes three or five disposable vape pens in a contemporary gift box. Customers can choose to fill the holiday box from a wide variety of Raw Distillate Disposable Pens with award winning strains and flavours including Mandarin Cookies (89% THC), Hardcore OG (85% THC), Lime (86.65% THC), Strawberry (84.8% THC), Tangerine (94.11% THC) and Guava (88.40% THC).

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description

99.1	News Release dated November 27, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: November 27, 2018	By:	/s/ Darren Tindale
Darren Tindale
Chief Financial Officer

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